Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-26981) pertaining to the Amended and Restated 1989 Stock Option Plan of Galey & Lord, Inc. of our report dated January 29, 1998, with respect to the combined financial statements of the Apparel Fabrics Business of Dominion Textile Inc. for the year ended June 30, 1997 ("our report") included in the Annual Report (form 10-K) of Galey & Lord, Inc. for the year ended October 3, 1998.


                                             Deloitte & Touche

                                             Chartered Accountants

Montreal, Quebec
December 30, 1998